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                                                                     EXHIBIT 8.1

                        [FENWICK & WEST LLP LETTERHEAD]



                                  May 23, 2000

MARVELL TECHNOLOGY GROUP LTD.
Clarendon House
2 Church Street
Hamilton, HMCX
Bermuda

Attention: Board of Directors

      Re:   Tax Opinion for the Initial Public Offering of Marvell Technology
Group Ltd.

Ladies and Gentlemen:

      We have been requested to render an opinion concerning matters of United States federal income tax law in connection with the initial public offering of Marvell Technology Group Ltd. ("Marvell").

      We have examined the Amendment No. 2, dated May 23, 2000, to the Registrant's Registration Statement on Form S-1 (Registration No. 333-33086) (the "Registration Statement") under the Securities Act of 1933, as amended. We hereby advise you that the statements set forth in the Prospectus included in the Registration Statement under the caption "Taxation of Shareholders -- United States Federal Income Tax Considerations", state the material United States federal income tax law that applies to the ownership and disposition of Marvell common stock held by prospective United States Holders, as the term is defined therein, as of the date herein.

      You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or that a court considering the issues would not hold otherwise. We undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the United States federal income tax laws which could have retroactive effect.

      This opinion is being delivered solely for use in connection with the initial public offering of Marvell. This opinion may not otherwise be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent.

      We do not express any opinion herein concerning any law other than the federal law of the United States.

      We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "Taxation of Shareholders" in the Prospectus included in the Registration Statement.

                                          Very truly yours,


                                          /s/ Fenwick & West LLP

                                          FENWICK & WEST LLP
                                          A LIMITED LIABILITY PARTNERSHIP
                                          INCLUDING PROFESSIONAL CORPORATIONS